Exhibit 99

PRESS RELEASE

For Release:	October 30, 2015
Nasdaq:	MFNC
Contact:	Ernie R. Krueger, (906) 341-7158 /ekrueger@bankmbank.com
Website:	www.bankmbank.com

MACKINAC FINANCIAL CORPORATION

REPORTS NINE MONTH AND THIRD QUARTER 2015 RESULTS

Manistique, Michigan — Mackinac Financial Corporation (Nasdaq: MFNC) (the “Corporation”), the bank holding company for mBank, today announced third quarter 2015 net income of $1.018 million or $.16 per share compared to net income available to common shareholders of $.886 million, or $.16 per share for the third quarter of 2014.  The 2015 third quarter results include one-time charges related to (i) the transfer of our asset based lending subsidiary assets to mBank, which charges included unamortized debt issue costs and a prepayment penalty, and (ii) regulatory audit costs incurred with our approval as an SBA preferred lender.  Operating results for the first nine months of 2015 totaled $4.003 million or $.64 per share compared to $2.352 million or $.43 per share for the same period in 2014.  Total assets of the Corporation at September 30, 2015 totaled $754.972 million, compared to $613.943 million on September 30, 2014.

Shareholders’ equity at September 30, 2015 totaled $76.091 million, compared to $67.132 million on September 30, 2014. The book value per share equated to $12.18 on September 30, 2015 compared to $12.06 per share a year ago. Weighted average shares outstanding totaled 6,247,416 for the first nine months of 2015 compared to 5,532,966 for the same period in 2014.

The acquisition of Peninsula Financial Corporation (“PFC”), the holding company for Peninsula Bank, in December 2014 added approximately $125 million in assets, $70 million in loan balances and $100 million in deposits to our organization. In connection with this acquisition we increased shareholders equity by $7.804 million, issued 695,361 shares of our common stock and added approximately 350 new shareholders.

Key highlights for the first nine months of 2015 results include:

•                  mBank, the Corporation’s primary asset, recorded net income of $5.003 million in the first nine months of 2015, compared to $3.654 million for the same period in 2014, a 36.92% increase following the seamless integration of Peninsula Bank.

•                  The Corporation recorded “pre-tax, pre-provision” income of $6.932 million for the first nine months of 2015, compared to $4.116 million for the same period in 2014, an increase of 68%.

•                  Healthy new bank loan growth with production of $175.409 million and $18.971 million of “net” balance sheet growth.

•                  Strong net interest margin, which improved to 4.29% compared to 4.20% in the first nine months of 2014.

•                  Increased contribution from secondary mortgage market activity. Income from this source in the 2015 nine month period totaled $.750 million compared to $.455 million in the 2014 nine month period.

Loans and Nonperforming Assets

Total loans at September 30, 2015 were $619.906 million, a $101.533 million increase from $518.373 million at September 30, 2014, of which approximately $70.0 million is due to the PFC acquisition. The Corporation is up $18.971 million, 3.16%, from year-end 2014 total loans of $600.935 million. In addition to the aforementioned balance sheet totals, the company services

$229.769 million of sold mortgage loans and $65.830 million of sold SBA and USDA loans. Total loans under management now total $916 million.

New loan production totaled $175.409 million with the Upper Peninsula contributing $100.091 million, the Northern Lower Peninsula $42.590 million and Southeast Michigan $32.728 million. Commercial loan production accounted for $103.503 million of the nine month total, with consumer loans, primarily 1-4 family mortgages, of $71.906 million.  Commenting on new loan production and overall lending activities, Kelly W. George, President and CEO of mBank stated, “We are very pleased with the new loan opportunities in all our markets which is up $35 million from the prior year same period and we have seen continued new home purchase mortgage business throughout the year as well. Our net loan balances did not quite increase in line with production as we experienced approximately $25 — $30 million of unanticipated loan payoffs due in part to customers moving to other institutions for pricing and terms that were outside of our loan underwriting guidelines.  We have also passed on several loan transactions where we ascertained that loan structures required some form of government guarantee and the clients were able to obtain more traditional financing elsewhere. We have a healthy loan pipeline for the remainder of the year for both commercial and mortgage business and expect this momentum to continue into next year.”

Nonperforming loans totaled $8.028 million, 1.30% of total loans at September 30, 2015, down $1.624 million from June 30, 2015 balances of $9.652 million and up $4.089 million from 2014 year end balances of $3.939 million.  Total loan delinquencies greater than 30 days resided at a nominal 1.47%, or $9.134 million. Mr. George, commenting on credit quality, stated, “Our credit quality risk metrics and overall loan portfolio payment performance remains strong with no systemic issues within any segments of the portfolio. Of note, we expect to exit in the fourth quarter from the previously reported community development paper mill loan transaction for which we remain adequately reserved.  This was the primary reason for the increase in nonperforming loans for 2015.”

Margin Analysis

Net interest income in the first nine months of 2015 increased to $21.755 million, 4.29%, compared to $17.138 million, or 4.20%, in the first nine months of 2014.  The increase in net interest income was largely due to the PFC acquisition as we increased earning assets by approximately $90 million.  We also had increased net interest contribution due to the accretive attributes associated with the purchase accounting adjustments related to PFC loan marks under GAAP. Mr. George stated, “We have been successful in maintaining our strong net interest margin within this historically low interest rate cycle through the use of continued targeted funding strategies and disciplined loan pricing in efforts to mitigate longer term interest rate risk where we maintain a favorable balance sheet position in a rising interest rate environment. We continue to look for any loan and investment opportunities that fit our balance sheet structure but will not take unnecessary risk or extend durations in order to enhance short term yields. In addition, we are pleased that our purchase accounting marks through our loan due diligence completed for the PFC acquisition have proven accurate in augmenting margin dollars.”

Deposits

Total deposits of $622.334 million at September 30, 2015 increased by $131.128 million ($100 million from the PFC acquisition noted above) from deposits of $491.206 million on September 30, 2014 and increased $15.361 million from year end deposits of $606.973 million.  Mr. George, commenting on core deposits and overall liquidity needs, stated “The Corporation maintains a strong liquidity position to fund operations and loan growth. We proactively review our short and long term funding needs and review our pricing levels within the different segments of our deposit products in order to best manage our net interest margin to capture as many dollars as we can. We will also utilize alternative funding sources such as internet CDs and small levels of wholesale deposits when deemed necessary to structure different liabilities to match asset growth durations, and cover any potential short term funding gaps that could arise to protect our balance sheet in various interest rate change stress tests.”

Noninterest Income/Expense

Noninterest income, at $2.747 million in the first nine months of 2015, increased $.638 million from the first nine months 2014 level of $2.109 million.  The primary reason for the improvement was increased year over year activity in the secondary mortgage market.  Income from this source totaled $.750 million compared to $.455 million in the 2014 nine month period.  Noninterest expense, at $17.570 million in the first nine months of 2015, increased $2.439 million, or 16.12% from the first nine months of 2014. The 2015 increase from the first nine months of 2014 was largely attributable to the PFC acquisition in December 2014 in terms of salaries and benefits, occupancy expense of acquired branch offices and some early 2015 data processing costs prior to conversion.  We remain diligent in monitoring and controlling our overall expense base, which continues to reside at below peer levels.

Assets and Capital

Total assets of the Corporation at September 30, 2015 were $754.972 million, up $141.029 million from the $613.943 million reported at September 30, 2014, with approximately $125 million attributable to the acquisition of PFC in December 2014, and up from the $743.785 million of total assets at year-end 2014. Common shareholders’ equity at September 30, 2015 totaled $76.091 million, or $12.18 per share, compared to $67.132 million, or $12.06 per share on September 30, 2014.  The Corporation and the Bank are both “well-capitalized” with Tier 1 Capital at the Corporation of 9.02% and 9.92% at the Bank.

Paul D. Tobias, Chairman and Chief Executive Officer of the Corporation added, “With the acquisition of PFC, the combination of our organizations has resulted in accretive earnings as planned, and we expect this contribution to continue in future periods.   The expansion of our footprint from this business combination provided us with increased growth opportunities in the western part of Marquette County and tangent markets. Our increased asset size resulted in the anticipated operational and scale efficiencies, which contributed to earnings accretion. We believe that we will have additional accretive opportunities in the near term as the regulatory and operating costs for smaller banks dictate a larger asset base.  Early in the fourth quarter we moved MCC, our asset based lending subsidiary, into mBank to take advantage of a lower cost of funds.  This activity is now contributing to earnings and we expect that contribution to accelerate as the market for closely monitored loans grows as the credit cycle ages.  In conclusion, we remain committed to our shareholders in all of our endeavors to increase value by building a safe and sound company with strong asset growth, increasing core earnings per share and growing returns on equity.”

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $750 million and whose common stock is traded on the NASDAQ stock market as “MFNC.”   The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 17 branch locations; thirteen in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan.  The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance.  These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission.  These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

	As of and for the	As of and For the	As of and for the
	Period Ending	Year Ending	Period Ending
	September 30,	December 31,	September 30,
(Dollars in thousands, except per share data)	2015	2014	2014
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$754,972	$743,785	$613,943
Loans	619,906	600,935	518,373
Investment securities	54,432	65,832	48,742
Deposits	622,334	606,973	491,206
Borrowings	49,593	49,846	52,409
Shareholders’ equity	76,091	73,996	67,132

Selected Statements of Income Data (nine months and year ended):
Net interest income	$21,755	$23,527	$17,138
Income before taxes	6,077	2,829	3,555
Net income	4,003	1,700	2,352
Income per common share - Basic*	.64	.30	.43
Income per common share - Diluted*	.64	.30	.42
Weighted average shares outstanding	6,247,416	5,592,738	5,532,966
Weighted average shares outstanding- Diluted	6,278,817	5,653,811	5,594,040

Three Months Ended:
Net interest income	$7,235	$6,389	$5,886
Income before taxes	1,544	(726)	1,341
Net income	1,018	(652)	886
Income per common share - Basic	.16	(.13)	.16
Income per common share - Diluted*	.16	(.13)	.16
Weighted average shares outstanding*	6,238,963	5,770,104	5,540,200
Weighted average shares outstanding- Diluted	6,278,009	5,770,104	5,611,959

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	4.29%	4.19%	4.20%
Efficiency ratio	72.11	74.43	77.34
Return on average assets	.72	.28	.53
Return on average equity	7.09	2.57	4.77

Average total assets	$740,593	$605,612	$590,001
Average total shareholders’ equity	75,436	66,249	65,862
Average loans to average deposits ratio	100.08%	103.98%	103.52%

Common Share Data at end of period:
Market price per common share	$10.10	$11.85	$11.30
Book value per common share	12.18	11.81	12.06
Tangible book value per share	11.39	11.01
Dividends per share, annualized	.400	.225	.200
Common shares outstanding	6,249,595	6,266,756	5,564,815

Other Data at end of period:
Allowance for loan losses	$5,779	$5,140	$5,279
Non-performing assets	$10,324	$6,949	$4,538
Allowance for loan losses to total loans	.93%	.86%	1.02%
Non-performing assets to total assets	1.37%	.93%	.74%
Texas ratio	13.41%	9.37%	6.27%

Number of:
Branch locations	17	17	11
FTE Employees	173	160	134

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,	September 30,
	2015	2014	2014
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$28,581	$21,947	$22,399
Federal funds sold	10,000	—	2
Cash and cash equivalents	38,581	21,947	22,401

Interest-bearing deposits in other financial institutions	5,089	5,797	235
Securities available for sale	54,432	65,832	48,742
Federal Home Loan Bank stock	2,169	2,973	3,060

Loans:
Commercial	446,327	433,566	383,759
Mortgage	156,764	148,984	119,039
Consumer	16,815	18,385	15,575
Total Loans	619,906	600,935	518,373
Allowance for loan losses	(5,779)	(5,140)	(5,279)
Net loans	614,127	595,795	513,094

Premises and equipment	12,670	12,658	9,821
Other real estate held for sale	2,296	3,010	1,843
Deferred tax asset	9,326	11,498	8,681
Deposit based intangibles	1,106	1,196
Goodwill	3,805	3,805
Other assets	11,371	19,274	6,066

TOTAL ASSETS	$754,972	$743,785	$613,943

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing deposits	$114,769	$95,498	$84,073
NOW, money market, interest checking	213,737	212,565	173,793
Savings	31,742	28,015	15,263
CDs<$100,000	129,715	134,951	130,821
CDs>$100,000	27,272	30,316	24,891
Brokered	105,099	105,628	62,365
Total deposits	622,334	606,973	491,206

Federal funds purchased	—	—	7,500
Borrowings	49,593	49,846	44,909
Other liabilities	6,954	12,970	3,196
Total liabilities	678,881	669,789	546,811

SHAREHOLDERS’ EQUITY:
Preferred stock - No par value:
Authorized - 500,000 shares, Issued and outstanding - none and 4,000 shares	—	—	—
Common stock and additional paid in capital - No par value
Authorized - 18,000,000 shares
Issued and outstanding - 6,249,595; 6,266,756 and 5,564,815 respectively	61,320	61,679	53,800
Retained earnings	14,229	11,804	12,923
Accumulated other comprehensive income
Unrealized gains (losses) on available for sale securities	591	562	409
Minimum pension liability	(49)	(49)	—

Total shareholders’ equity	76,091	73,996	67,132

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$754,972	$743,785	$613,943

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$8,019	$6,651	$23,986	$19,305
Tax-exempt	3	4	9	27
Interest on securities:
Taxable	282	230	845	711
Tax-exempt	35	14	129	41
Other interest income	46	34	148	114
Total interest income	8,385	6,933	25,117	20,198

INTEREST EXPENSE:
Deposits	843	813	2,467	2,435
Borrowings	307	234	895	625
Total interest expense	1,150	1,047	3,362	3,060

Net interest income	7,235	5,886	21,755	17,138
Provision for loan losses	350	187	855	561
Net interest income after provision for loan losses	6,885	5,699	20,900	16,577

OTHER INCOME:
Deposit service fees	196	168	624	517
Income from loans sold on the secondary market	301	212	750	455
SBA/USDA loan sale gains	40	—	440	548
Mortgage servicing income	9	313	239	415
Net security gains	133	—	402	—
Other	94	75	292	174
Total other income	773	768	2,747	2,109

OTHER EXPENSE:
Salaries and employee benefits	3,139	2,481	9,102	7,545
Occupancy	602	511	1,804	1,595
Furniture and equipment	370	305	1,159	927
Data processing	327	288	1,041	862
Advertising	153	114	399	344
Professional service fees	348	276	928	883
Loan and deposit	136	144	399	306
Writedowns and losses on other real estate held for sale	104	176	141	190
FDIC insurance assessment	135	92	383	267
Telephone	108	84	346	248
Other	692	655	1,868	1,964
Total other expenses	6,114	5,126	17,570	15,131

Income before provision for income taxes	1,544	1,341	6,077	3,555
Provision for income taxes	526	455	2,074	1,203

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,018	$886	$4,003	$2,352

INCOME PER COMMON SHARE:
Basic	$.16	$.16	$.64	$.43
Diluted	$.16	$.16	$.64	$.42

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)

Loan Portfolio Balances (at end of period):

	September 30,	December 31,	September 30,
	2015	2014	2014
	(Unaudited)	(Unaudited)	(Unaudited)
Commercial Loans:
Real estate - operators of nonresidential buildings	$102,897	$106,644	$100,912
Hospitality and tourism	41,156	46,211	42,538
Lessors of residential buildings	25,911	19,776	16,262
Gasoline stations and convenience stores	17,077	13,841	11,626
Commercial construction	15,498	16,284	12,242
Lessors of other real estate property	7,088	9,130	9,067
Other	236,700	221,680	191,112
Total Commercial Loans	446,327	433,566	383,759

1-4 family residential real estate	144,807	139,553	110,310
Consumer	16,815	18,385	15,575
Consumer construction	11,957	9,431	8,729

Total Loans	$619,906	$600,935	$518,373

Credit Quality (at end of period):

	September 30,	December 31,	September 30,
	2015	2014	2014
	(Unaudited)	(Unaudited)	(Unaudited)
Nonperforming Assets :
Nonaccrual loans	$7,226	$3,939	$2,098
Loans past due 90 days or more	—	—	—
Restructured loans	802	—	597
Total nonperforming loans	8,028	3,939	2,695
Other real estate owned	2,296	3,010	1,843
Total nonperforming assets	$10,324	$6,949	$4,538
Nonperforming loans as a % of loans	1.30%	.66%	.52%
Nonperforming assets as a % of assets	1.37%	.93%	.74%
Reserve for Loan Losses:
At period end	$5,779	$5,140	$5,279
As a % of average loans	.95%	1.01%	1.06%
As a % of nonperforming loans	71.99%	130.49%	195.88%
As a % of nonaccrual loans	79.98%	130.49%	251.62%
Texas Ratio	13.41%	9.37%	6.27%

Charge-off Information (year to date):
Average loans	$607,284	$509,749	$496,383
Net charge-offs (recoveries)	$216	$721	$(57)
Charge-offs as a % of average loans	.05%	.14%	N/M %

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	September 30,	June 30, 2015	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
BALANCE SHEET (Dollars in thousands)

Total loans	$619,906	$615,247	$597,731	$600,935	$518,373
Allowance for loan losses	(5,779)	(5,600)	(5,527)	(5,140)	(5,279)
Total loans, net	614,127	609,647	592,204	595,795	513,094
Total assets	754,972	735,338	728,844	743,785	613,943
Core deposits	489,963	470,053	468,622	471,029	403,950
Noncore deposits	132,371	118,768	129,291	135,944	87,256
Total deposits	622,334	588,821	597,913	606,973	491,206
Total borrowings	49,593	64,483	49,839	49,846	52,409
Total shareholders’ equity	76,091	75,746	75,038	73,996	67,132
Total tangible equity	71,180	70,805	70,066	68,995	67,132
Total shares outstanding	6,249,595	6,236,250	6,257,450	6,266,756	5,564,815
Weighted average shares outstanding	6,247,416	6,245,553	6,256,475	5,770,104	5,540,200

AVERAGE BALANCES (Dollars in thousands)

Assets	$751,153	$732,979	$737,496	$651,935	$607,840
Loans	614,315	607,330	600,052	549,411	509,618
Deposits	624,528	594,266	601,834	522,155	494,599
Equity	76,362	75,564	73,776	67,397	66,558

INCOME STATEMENT (Dollars in thousands)

Net interest income	$7,235	$7,000	$7,520	$6,389	$5,886
Provision for loan losses	350	200	305	639	187
Net interest income after provision	6,885	6,800	7,215	5,750	5,699
Total noninterest income	773	1,350	624	1,003	768
Total noninterest expense	6,114	5,700	5,756	7,479	5,126
Income before taxes	1,544	2,450	2,083	(726)	1,341
Provision for income taxes	526	836	712	(74)	455
Net income available to common shareholders	$1,018	$1,614	$1,371	$(652)	$886
Income pre-tax, pre-provision	$1,894	$2,650	$2,388	$(87)	$1,528

PER SHARE DATA

Earnings	$.16	$.26	$.22	$(.13)	$.16
Book value per common share	12.18	12.15	11.99	11.81	12.06
Tangible book value per share	11.39	11.35	11.20	11.01	12.06
Market value, closing price	10.10	10.53	11.39	11.85	11.30
Dividends per share	.100	.075	.075	.075	.05

ASSET QUALITY RATIOS

Nonperforming loans/total loans	1.30%	1.57%	1.98%	.66%	.52%
Nonperforming assets/total assets	1.37	1.64	1.99	.93	.74
Allowance for loan losses/total loans	.93	.91	.92	.86	1.02
Allowance for loan losses/nonperforming loans	71.99	58.02	46.64	130.49	195.88
Texas ratio (1)	13.41	15.76	19.16	9.37	6.27

PROFITABILITY RATIOS

Return on average assets	.54%	.88%	.75%	(.40)%	.58%
Return on average equity	5.28	8.57	7.54	(3.84)	5.28
Net interest margin	4.18	4.17	4.53	4.19	4.20
Efficiency ratio	76.13	69.94	74.27	70.27	73.83
Average loans/average deposits	98.36	102.20	99.78	105.22	103.03

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	9.02%	9.14%	8.75%	8.57%	10.23%
Tier 1 capital to risk weighted assets	10.28	10.18	10.33	10.23	11.68
Total capital to risk weighted assets	11.17	11.04	11.22	11.07	12.68
Average equity/average assets (for the quarter)	10.19	10.31	10.00	10.34	10.95
Tangible equity/tangible assets (at quarter end)	9.49	9.68	9.68	9.25	10.93

(1) Texas ratio equals nonperforming assets divided by tangible shareholders’ equity plus allowance for loan losses